UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39467	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	USAP	The Nasdaq Stock Market, LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2023, Universal Stainless and Alloy Products, Inc. (the “Company”) announced that Christopher M. Zimmer has been named Executive Vice President and Chief Operating Officer of the Company, effective immediately. Mr. Zimmer will serve as the Company’s principal operating officer. Mr. Zimmer previously had been Executive Vice President and Chief Commercial Officer at the Company since 2014. Mr. Zimmer also served as Vice President of Sales and Marketing at the Company from 2008 to 2014.

In connection with his appointment, Mr. Zimmer entered into an offer letter with the Company (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Zimmer will receive an initial annual base salary of $375,000. Mr. Zimmer will continue to participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Zimmer also remains eligible for variable compensation, with the threshold bonus increased from 40% to 45% of his annual base salary, the target bonus increased from 80% to 90% of his annual base salary and the maximum bonus increased from 120% to 130% of his annual base salary, provided that eligibility requirements are met. Any variable compensation bonus received by Mr. Zimmer for 2023 will be prorated based on the effective date of this promotion. In addition, Mr. Zimmer received a grant of 11,000 restricted stock units which will vest on the fourth anniversary of the grant date. The Offer Letter supplements the terms set forth in the Employment Agreement, dated April 21, 2008, between the Company and Mr. Zimmer (the “Employment Agreement”). Other than as modified by the terms set forth in the Offer Letter, the terms of the Employment Agreement continue to be in effect. The foregoing is not a complete discussion of the Offer Letter or the Employment Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its quarter ended March 31, 2023, and the full text of the Employment Agreement, which was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and is incorporated herein by reference.

On April 3, 2023, the Company issued a press release regarding this appointment of Mr. Zimmer. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated April 21, 2008, between Universal Stainless & Alloy Products, Inc. and Christopher M. Zimmer (incorporated herein by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010).

99.1	Press Release dated April 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ John J. Arminas
John J. Arminas
Vice President, General Counsel and Secretary

Dated: April 4, 2023